UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2004

                           APPLIED DNA SCIENCES , INC.
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


        Nevada                     002- 90539            59-2262718
 ----------------------------      -----------        -------------------
   (State or other jurisdiction     Commission         (IRS Employer
    of Incorporation)              File Number          Identification No.)


  9229 West Sunset Boulevard, Suite 830  Los Angeles, CA       90069
 -------------------------------------------------------     ----------
 (Address of principal executive offices)                    (Zip Code)


       Registrant's Telephone Number, including area code: (310) 860-1362

         (Former name or former address, if changed since last report.)

Item 5.  Other Information

On January 14, 2004, Applied DNA Sciences, Inc. ("the Company") notified NASDAQ Market Integrity of the change in par value of its Common Stock. On December 3, 2003, Articles of Amendment were filed with the Nevada Secretary of State Amending the Articles of Incorporation of the Company to effectuate this change. The par value of the Company's Common Stock has increased from one hundredth of a cent ($0.0001) per share to fifty cents ($0.50) per share.

The Company's stock transfer agent, Securities Transfer Corporation, was also properly notified of this change. Applied DNA Sciences, Inc., terminated Securities Transfer Corporation as its transfer agent on January 15, 2004 and effective February 1, 2004, the Company's new stock transfer agent will be American Stock Transfer & Trust Company.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  APPLIED DNA SCIENCES, INC.



                                        /S/ Gerhard H. Wehr
                                        ------------------------------
                                            Gerhard H. Wehr
                                            Chief Financial Officer

Exhibits:

3.1* Articles of Incorporation of DCC Acquisition Corporation, filed April 20,
     1998 with the Nevada Secretary of State;

3.2** Articles of Amendment of Articles of Incorporation of DCC Acquisition
     Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3* Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed March 19, 2003 with the Nevada Secretary of State;


3.4* Articles of Amendment of Articles of Incorporation of Applied DNA Sciences,
     Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State.




*    Previously filed in 10-KSB on December 29, 2003;

**   To be filed by amendment to the 10-KSB